Exhibit 5.1

                                        October 31, 1994

          Eckerd Corporation
          8333 Bryan Dairy Road
          Largo, Florida  34647

          Ladies and Gentlemen:

                    I am Vice President/General Counsel for Eckerd Corporation, a Delaware corporation (the "Company"). I am providing the opinions set forth herein in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the public offering and sale of 303,060 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, owned by S-3, Inc., d/b/a Drug-Sav Discount Drugstores ("Drug-Sav"). The Registration Statement is being filed by the Company in satisfaction of certain registration rights granted to Drug-Sav pursuant to an Agreement of Purchase and Sale dated as of August 23, 1994 between the Company and Drug-Sav (the "Purchase Agreement").

                    This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation
          S-K under the Securities Act of 1933, as amended (the
          "Act").

                    In connection with this opinion, I and members of my staff under my supervision, have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act; (ii) the Purchase Agreement; (iii) the Company's Restated Certificate of Incorporation, as in effect as of the issue date of the Shares; (iv) the Company's Restated By-laws, as in effect as of the issue date of the Shares;
          (v) the resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares and the registration of the Shares under the Act; (vi) the form of a specimen certificate representing the Shares; and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. I and members of my staff under my supervision have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In my and my staff's examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                    I am admitted to practice law in the State of Florida and I do not purport to be an expert on any law other than the laws of the State of Florida and the laws of the United States of America. Insofar as the opinions contained herein relate to the general corporate law of the State of Delaware, I have made such investigation of such laws as I have deemed necessary as a basis for such opinions.

                    Based upon and subject to the foregoing and assuming the conformity of the certificates representing the Shares to the form of the specimen thereof examined by me and the due execution and delivery of such certificates, I am of the opinion that, when issued and delivered to Drug-Sav pursuant to the terms of the Purchase Agreement, the Shares will be duly authorized, validly issued, fully paid and non assessable.

                    I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/ Robert E. Lewis
                                        Robert E. Lewis